SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Unifi, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7201 West Friendly Avenue

Greensboro, North Carolina 27410

September 20, 2004

TO THE SHAREHOLDERS OF

  UNIFI, INC.

      The Annual Meeting of the Shareholders of your Company will be held at 10:00 A.M. Eastern Daylight Savings Time on Thursday, October 21, 2004, at the Company’s corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

      Detailed information relating to the Company’s activities and operating performance is contained in our 2004 Annual Report on Form 10-K, which is also enclosed.

      You are cordially invited to attend the Annual Meeting of the Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

Sincerely,

Brian R. Parke
Chairman, President and CEO

7201 West Friendly Avenue

Greensboro, North Carolina 27410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 21, 2004

TO THE SHAREHOLDERS OF UNIFI, INC.:

      The Annual Meeting of Shareholders of Unifi, Inc. will be held at the Company’s corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina, on Thursday, October 21, 2004 at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

1.	To elect eight (8) Directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors, under the provisions of the Company’s By-Laws, has fixed the close of business on September 10, 2004, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. The transfer books of the Company will not be closed.

      YOUR VOTE IS IMPORTANT and the Board of Directors would appreciate your signing, dating and returning the accompanying proxy card promptly. A return envelope is enclosed for your convenience. A proxy may be revoked by the Shareholder at any time before it is exercised.

BY ORDER OF THE BOARD OF DIRECTORS:

Charles F. McCoy
Vice President, Secretary and General Counsel

Greensboro, North Carolina

September  20, 2004

7201 West Friendly Avenue

Greensboro, North Carolina 27410

PROXY STATEMENT

SOLICITATION OF PROXIES

      This solicitation of the enclosed proxy is made by the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held Thursday, October 21, 2004, at 10:00 A.M. Eastern Daylight Savings Time, at the Company’s corporate headquarters located at 7201 West Friendly Avenue, Greensboro, North Carolina, or at any adjournment or adjournments thereof. This statement and the form of proxy will first be mailed to the Shareholders entitled to notice of the Annual Meeting of Shareholders on or about September 20, 2004.

      The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or by telephone, telegraph or electronic means by Directors, officers and regular employees of the Company who will not be specially compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,500 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company’s expense, to their principals.

      The Company’s common stock, par value $.10 per share is the only class of stock of the Company. Shareholders of record, as of the close of business on September 10, 2004 (the “Record Date”), will be entitled to notice of and to vote at the meeting or any adjournment thereof. As of the Record Date, the Company had outstanding 52,114,804 shares of its common stock. Each share of the Company’s common stock entitles the holder to one vote with respect to all matters coming before the meeting and all of such shares vote as a single class.

      All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted (i) in favor of electing as directors of the Company the eight (8) nominees for Director named in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matters presented at the Annual Meeting of Shareholders. If the enclosed form of proxy is executed and returned it may, nevertheless, be revoked at any time before it is voted by written notice to the Secretary of the Company, by submitting a properly signed proxy with a later date or by the Shareholder personally attending and voting his or her shares at the meeting.

VOTING OF SHARES

      The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business. New York law and the Company’s By-Laws require the presence of a quorum at Annual Meetings of Shareholders. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

      Each share represented is entitled to one vote on all matters properly brought before the meeting. Please specify your choice by marking the appropriate box on the enclosed proxy card and signing and dating it. Directors will be elected by a plurality of the votes cast by the Shareholders at a meeting in which a quorum is present. Therefore, shares not voted and broker non-votes will have no affect on the election of Directors.

INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS

      The following table sets forth information, as of August 31, 2004 (unless otherwise set forth in the footnotes), with respect to each person known or believed by the Company to be the beneficial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company’s common stock.

Name and Address of	Amount and Nature	Percent of
Beneficial Owner	Beneficially Owned(1)	Class

Delta Partners LLC (2)	2,616,100	5.0%
One International Place
Suite 2401
Boston, MA 02110

Dimensional Fund Advisors, Inc. (3)	3,758,514	7.2%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

T. Rowe Price Associates, Inc. (4)	5,402,500	10.4%
100 East Pratt Street
Baltimore, MD 21202

(1)	“Beneficial Ownership,” for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of such date.

(2)	As indicated in the Schedule 13G, filed July 21, 2004 by Delta Partners LLC, Delta Partners LLC, Charles Jobson and Christopher Argyrople may be deemed to beneficially own 2,616,100 shares by virtue of their having shared voting and dispositive power over 2,616,100 shares. Christopher Argyrople is the managing member of Delta Partners, LLC.

(3)	As indicated in its Schedule 13G/A, filed February 6, 2004 Dimensional Fund Advisors, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to beneficially own 3,758,514 shares by virtue of having sole voting and dispositive power over 3,758,514 shares.

(4)	As indicated in its Schedule 13G/ A, filed February 10, 2004, T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to beneficially own 5,402,500 shares by virtue of having sole voting power over 1,275,300 shares and sole dispositive power over 5,402,500 shares.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

General Information —

      The Board of Directors presently consists of nine (9) members. Mr. Webster is not standing for re-election at the Annual Meeting, and, effective at the Annual Meeting, the number of directors is fixed at eight (8) members. All the nominees for election are presently serving and have consented to be named in this Proxy Statement and to serve, if elected. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Proxies may not be voted for a number of persons greater than the number of persons listed below.

      Set forth below is the name of each nominee for election to the Board of Directors, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, the period during which such person has served as Director, all positions and offices that such person holds with the Company and such person’s directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940.

NOMINEES FOR ELECTION AS DIRECTORS

      WILLIAM J. ARMFIELD, IV (69), President of Spotswood Capital, LLC, Greensboro, North Carolina. He was a Director and President of Macfield, Inc., a textile company in North Carolina, from 1970 until August 1991, when Macfield, Inc. merged with and into Unifi, Inc. He was the Vice Chairman and a Director of the Company from 1991 to December of 1995. He again became a Director of the Company in 2001, and is a member of the Company’s Audit Committee.

      R. WILEY BOURNE, JR., (67), Retired Vice-Chairman and Executive Vice President of Eastman Chemical Company, Kingsport, Tennessee. He serves on the board of the East Tennessee State University Foundation and on the Board of Trustees of Tennessee Wesleyan College. He has been a Director of the Company since 1997, and is a member of the Company’s Corporate Governance and Nominating Committee and Audit Committee (Chair).

      CHARLES R. CARTER, (72), Retired Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he held from 1967 to 1997. He has been a Director of the Company since 1982, and is a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee (Chair).

      SUE W. COLE (53), Regional Chief Executive Officer, U.S. Trust Company, N.A. since July 2003. In July 2003 U.S. Trust Company of North Carolina merged with U.S. Trust Company, N.A. Prior to the merger she had been the President, from 1997 to 2003, and President and Chief Executive Officer, from 2001 to 2003, of U.S. Trust Company of North Carolina. She joined NC Trust Company (predecessor to U.S. Trust) in 1987. She also serves as a member of the Board of Directors of Martin Marietta Materials, Inc. She became a Director in 2001, and is a member of the Company’s Compensation Committee.

      J.B. DAVIS, (60), President and Chief Executive Officer of Klaussner Furniture Industries, Inc., Asheboro, North Carolina. He has been an Executive Officer and Director of Klaussner Furniture Industries, Inc. since February 1970 and was elected as President and Chief Executive Officer in 1981. He has been a Director of the Company since 1996, and is a member of the Company’s Corporate Governance and Nominating Committee.

      KENNETH G. LANGONE, (69), Investment Banker, President and Chief Executive Officer of Invemed Associates, LLC, an investment banking firm, New York, New York, since 1974. He is a Director of ChoicePoint Inc., General Electric Company, The Home Depot, Inc. and YUM! Brands, Inc. He has been a Director of the Company since 1969.

      DONALD F. ORR, (61), Chairman of Sweet Pea Capital, Greensboro, North Carolina, an investment capital firm, which was formed in November, 1978. He serves on the Advisory Board of the Duke Eye Institute. He has been a Director of the Company since 1988, and served as Chairman of the Board from October 2000 to April 2004. He is also a member of the Company’s Audit Committee and Compensation Committee (Chair).

      BRIAN R. PARKE, (56), President, Chief Executive Officer and Chairman of the Board of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1984, serving as General Manager of Unifi Textured Yarns Europe (UTYE) in Ireland. He served as President of UTYE from October 1997 until January 1999, when he moved to the U.S. and became President and Chief Operating Officer of the Company. Since January 2000, he has been the President and Chief Executive Officer of the Company. He has been a Director of the Company since 1999, and in April 2004 he was elected Chairman of the Board of Directors.

      No Director has a family relationship as close as first cousin with any other director, nominee for director or executive officer of the Company.

      The Board of Directors recommends that the Shareholders vote to elect all of the nominees as directors.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table presents information regarding the beneficial ownership of the Company’s common stock, within the meaning of applicable securities regulations, of all current Directors of the Company and each of the executive officers named in the Summary Compensation Table included herein, and of such Directors and all executive officers of the Company as a group, all as of August 31, 2004.

	Amount and Nature of	Percentage
Name	Beneficial Ownership(1)	of Class

William J. Armfield, IV (2)	1,054,910	2.0%
R. Wiley Bourne, Jr. (3)	21,320	*
Charles R. Carter (4)	40,501	*
Thomas H. Caudle (5)	157,652	*
Sue W. Cole	10,000	*
J. B. Davis (6)	40,000	*
Michael E. Delaney (7)	178,021	*
Benny L. Holder (8)	139,240	*
Kenneth G. Langone (9)	2,205,000	4.2%
William M. Lowe, Jr. (10)	120,020	*
Charles F. McCoy (11)	140,568	*
Donald F. Orr (12)	171,364	*
Brian R. Parke (13)	845,799	1.6%
Robert S. Smith, Jr. (14)	122,199	*
Willie M. Wooldridge, Jr. (15)	81,264	*
All Directors and Executive Officers and Nominees for Directors (16)	5,149,837	9.6%

*	Represents less than one percent (1%) of the Company’s common stock.

(1)	All shares are owned directly and with sole voting and dispositive power, except as otherwise noted.

(2)	Includes 2,680 shares held in trust for the benefit of his children, which shares are deemed to be beneficially owned by him.

(3)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 1,320 shares owned by his wife, as to which she has sole voting and investment power, which shares are deemed to be beneficially owned by him.

(4)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares are deemed to be beneficially owned by him.

(5)	Includes 152,732 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, which shares are deemed to be beneficially owned by him.

(6)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 20,000 shares held by U.S. Trust Company over which he has sole voting and dispositive power, which shares are deemed to be beneficially owned by him.

(7)	Includes 170,527 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares are deemed to be beneficially owned by him.

(8)	Includes 134,240 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, which shares are deemed to be beneficially owned by him.

(9)	Includes 10,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 135,000 shares owned by Invemed Associates, LLC, in which Mr. Langone owns 81%, and 1,885,000 shares owned by Invemed Catalyst Fund, LLP managed by

Invemed Catalyst General Partnership, LLC, of which Mr. Langone has voting power, which shares are deemed to be beneficially owned by him.

(10)	Includes 100,020 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, which shares are deemed to be beneficially owned by him.

(11)	Includes 133,564 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, and 100 shares jointly owned with his wife over which he has shared voting power, which shares are deemed to be beneficially owned by him.

(12)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares are deemed to be beneficially owned by him, and 3,950 shares owned by the Orr Family Trust over which he has voting power, which shares are deemed to be beneficially owned by him.

(13)	Includes 838,199 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, and 100 shares owned by his son who lives with him, which shares are deemed to be beneficially owned by him.

(14)	Includes 120,092 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, which shares are deemed to be beneficially owned by him.

(15)	Includes 79,764 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, which shares are deemed to be beneficially owned by him.

(16)	Includes 1,648,611 shares that the directors and executive officers, in the aggregate, have the right to purchase under stock options granted by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2004, which shares are deemed to be beneficially owned by them. The amount of shares beneficially owned does not include shares owned by Mr. Delaney who ceased to be an executive officer of the Company during the fiscal year 2004.

DIRECTORS’ COMPENSATION

      Each Director who is not an employee of the Company was paid, for serving on the Board during the fiscal year ended June 27, 2004, a retainer at the rate of $24,000 per annum and an additional $1,000 for each meeting attended of the Board of Directors and committees on which they are members, as well as being reimbursed for reasonable expenses incurred in attending those meetings. During fiscal year 2004, Mr. Orr, as Chairman of the Board of Directors, was paid an additional annual compensation of $50,000, in addition to his regular director fee, for serving as Chairman of the Board of Directors. Mr. Parke will not receive any additional compensation for acting as Chairman of the Board. The Company intends to elect a lead outside director (the “Lead Director”) at its next board meeting. It is anticipated that the Lead Director will receive certain additional compensation for serving in this capacity. The Chairman of the Company’s Audit Committee and Corporate Governance and Nominating Committee are paid additional annual compensation of $15,000 each, in addition to their regular directors fees, for serving as Chairman of those Committees. Commencing in fiscal 2005, the Chairman of the Compensation Committee will also receive additional annual compensation of $15,000, in addition to his regular director fees. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended. In addition, from time to time the Company permitted the Chairman of the Board to utilize the Company aircraft, prior to the sale of the aircraft during the fiscal year, to the extent such use did not interfere with the normal use by the Company. During fiscal year 2004, Mr. Orr utilized the aircraft, resulting in income to him of $15,195 which includes gross up for taxes.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has three (3) standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance and Nominating Committee. The Compensation Committee (composed of Messrs. Carter, Orr and Ms. Cole) met two times during the last fiscal year. Mr. Langone was a member of the Compensation Committee until March 2004. The Audit Committee (composed of Messrs. Orr, Bourne, and Armfield) met five times during the last fiscal year. The Corporate Governance Committee (composed of Messrs. Carter, Bourne, and Davis) met two times during the last fiscal year.

      The Compensation Committee operates under a written charter, adopted in April 2003 and amended in July 2004. The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers. At least annually, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of each executive officer of the Company (including the Chief Executive Officer), evaluates each executive officer’s performance in light of these goals and objectives, and sets each executive officer’s compensation level based on this evaluation. The Compensation Committee annually determines whether the Chief Executive Officer and other executive officers will participate in any annual or long-term incentive plans established for the Company’s executive officers or employees. The Committee administers and grants stock options to the Company’s officers, employees and consultants pursuant to the Company’s equity-based plans, including the 1999 Unifi, Inc. Long-term Incentive Plan (the “1999 Plan”). Each member of the Compensation Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange.

      The Audit Committee operates under a written charter, adopted in April 2000 and most recently amended in July 2004. The Audit Committee discharges the Board’s responsibility relating to the oversight of: (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the independent auditor’s independence and qualifications, and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee, among other things, is responsible for the appointment , compensation, retention, and oversight of the Company’s independent auditors and reviews the financial statements, audit reports, internal controls and internal audit procedures. Each member of the Audit Committee is an independent director, in accordance with the independence requirements of the SEC and the New York Stock Exchange.

      The Corporate Governance and Nominating Committee operates under a written charter, adopted in April 2003 and amended in July 2004. The Corporate Governance and Nominating Committee is responsible for, among other things, identifying candidates to serve as directors of the Company consistent with criteria approved by the Board, and for making recommendations to the Board of qualified nominees for election or re-election as directors of the Company. It is also responsible for recommending to the Board for the Board’s approval all committee members and chairpersons. The Corporate Governance and Nominating Committee is responsible for establishing a system for, and monitoring the process of, performance reviews of the Board, its committees and key management personnel. The Corporate Governance and Nominating Committee reviews the Corporate Governance Issues and Policies Guidelines (the “Corporate Governance Guidelines”) from time to time and recommends to the Board any changes to the Corporate Governance Guidelines. The Corporate Governance and Nominating Committee also monitors compliance with the Company’s Ethical Business Conduct Policy Statement (the “Policy Statement”), reviews the Policy Statement from time to time and provides recommendations to the Board for any changes to the Policy Statement. Each member of the Corporate Governance and Nominating Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange.

SHAREHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

      The Corporate Governance and Nominating Committee will consider those recommendations by Shareholders of Director nominees which are submitted with biographical and business experience information to the Secretary of the Company, in the manner described in the section entitled “Shareholder Proposals” contained in this Proxy Statement. Those nominated for Director must demonstrate integrity, accountability, informed judgment, financial literacy, passion, creativity and vision. In addition, the Board is comprised of directors from various backgrounds and professions in order to maximize perspective and ensure a wealth of experiences to inform its decisions. Men and women of different ages, races and ethnic backgrounds can contribute different, useful perspectives, and can work effectively together to further the Company’s mission. Shareholder nominees will be analyzed by the Corporate Governance and Nominating Committee in the same manner as nominees that are otherwise considered by the Corporate Governance and Nominating Committee.

      All nominees for election to the Board of Directors are currently directors of the Company and have been recommended for re-election by the Corporate Governance and Nominating Committee.

ATTENDANCE OF DIRECTORS

      The Board of Directors met six (6) times during fiscal year 2004. All Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and all committees of the Board during the period in which they served as a Director or a committee member, except for Mr. Langone who attended an aggregate of 71% of such meetings.

CORPORATE GOVERNANCE MATTERS

Director Independence

      The Board of Directors has determined that all of its members are currently independent and meet the independence requirements of the New York Stock Exchange, except for Brian R. Parke. In addition, effective November 4, 2004, Mr. J. B. Davis will not be considered independent as a result of certain transactions during the 2002 fiscal year between the Company and a corporation that Mr. Davis is an officer. This Board based its determinations primarily on a review of the responses of Directors and executive officers to questions contained in the Company’s annual Director and Executive Officer Questionnaire regarding employment and compensation history, affiliations and family and other relationships and discussions with the Directors. The Board’s standards for determining director independence are available on the Company’s website referenced below as an appendix to the Corporate Governance Guidelines.

Corporate Governance Guidelines and Committee Charters

      In furtherance of its longstanding goal of providing effective governance of the Company’s business for the benefit of Shareholders, the Board of Directors has adopted the Corporate Governance Guidelines. Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee operate under written charters that have been approved by the Board of Directors. The Corporate Governance Guidelines and the committee charters are available on our website at www.unifi-inc.com under the “Investor Relations” section. In addition, print copies of the Corporate Governance Guidelines are available to any Shareholder that requests a copy. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Audit Committee Financial Expert

      The Board of Directors has determined that at least one member of the Audit Committee, William J. Armfield, IV, is an audit committee financial expert. Mr. Armfield is independent as that term is defined in the New York Stock Exchange Listed Company Manual.

Executive Sessions of Non-Management Directors

      Non-management Board members meet without management present at regularly scheduled executive sessions. In addition, to the extent that, from time to time, the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. During fiscal 2004, Mr. Orr presided over meetings of the independent and non-management directors. The director who is elected Lead Director, will preside over meetings of the non-management or independent directors in the future.

Code of Business Conduct and Ethics; Ethical Business Conduct Policy Statement

      The Company has adopted a written Code of Business Conduct and Ethics applicable to members of the Board of Directors and Executive Officers (the “Code of Business Conduct and Ethics”). The Company has also adopted the Policy Statement that applies to all employees. The Code of Business Conduct and Ethics and the Policy Statement are available on the Company’s website referenced above, under the “Investor Relations” section and printed copies are available to any Shareholder that requests a copy. Any amendments to or waiver of the Code of Business Conduct and Ethics will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Shareholder Communications

      You may communicate directly with any member or committee of the Board of Directors by writing to: Unifi, Inc. Board of Directors, c/o Corporate Compliance Officer, 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Any correspondence sent in this manner and directed to the Lead Director, any particular director, or any particular committee will be forwarded accordingly. Reference is made to Article VIII of the Corporate Governance Guidelines.

Director Attendance at Annual Meeting

      At the 2003 Annual Meeting of Shareholders, eight members of our Board of Directors were in attendance. We believe that the Annual Meeting is an opportunity for Shareholders to communicate directly with our Directors. Directors are encouraged to attend the Annual Meeting of Shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      None of the individuals that served as a member of the Compensation Committee during fiscal 2004 were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations, except for (i) Mr. Langone, who was a member of the Compensation Committee until March 2004, is a Director, stockholder and Chairman of the Board of Salem National Corporation, to which the Company paid $3,112,804 on leases of certain equipment and related services during the last fiscal year, and (ii) Mr. Orr’s son, Donald Fraser Orr, Jr., is the General Manager of the Company’s Polyester Business Unit, and earned an aggregate salary and bonus of approximately $157,000 for his services during fiscal 2004. For further information related to these relationships, see “Insider Transactions” below.

INSIDER TRANSACTIONS

      Mr. Langone is a Director, stockholder, and Chairman of the Board of Salem National Corporation. In fiscal year 2004, the Company paid Salem Leasing Corporation, a wholly owned subsidiary of Salem National Corporation, $3,112,804 on leases of tractors and trailers, and for services thereto. The terms of the Company’s leases with Salem Leasing Corporation are, in Management’s opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.

      Mr. Orr’s son, Donald Fraser Orr, Jr., is the General Manager of the Company’s Polyester Business Unit, and earned an aggregate salary and bonus of approximately $157,000 for his services during fiscal 2004 (the bonus portion of his compensation was based upon certain predetermined performance criteria for the Polyester Business Unit). Donald Fraser Orr, Jr. is not an executive officer of the Company.

AUDIT COMMITTEE REPORT

      The Company’s Audit Committee consists of three independent Directors and operates under a written charter adopted by the Board and amended in July 2004. The amended Charter is attached to this Proxy

Statement as Appendix A. The current members of the Audit Committee are William J. Armfield, IV, R. Wiley Bourne, Jr., who is the Committee Chair, and Donald F. Orr.

      The Company’s management is responsible for the Company’s internal controls and financial reporting. Ernst & Young LLP, the Company’s independent auditor, is responsible for auditing the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes, and the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

      To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with the Company’s management and the independent auditors the Company’s audited consolidated financial statements for the fiscal year ended June 27, 2004.

•	We reviewed management’s representations to us that those audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.

•	We discussed with the independent auditors the matters that Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards) requires them to discuss with us, including matters related to the conduct of the audit of the Company’s audited consolidated financial statements.

•	We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from the Company and we have discussed with Ernst & Young LLP their independence from the Company.

•	Based on the discussions we had with management and the independent auditors, the independent auditors’ disclosures and letter to us, the representations of management to us and the report of the independent auditors, we recommended to the Board that the Company’s audited annual consolidated financial statements for fiscal year 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2004 for filing with the Securities and Exchange Commission.

Fees Paid to Independent Certified Public Accountants

      The fees billed by Ernst & Young LLP for services rendered to the Company for the fiscal years indicated below were as follows:

	Fiscal Year Ended

	June 27, 2004	June 29, 2003

Audit Fees	$529,300	$412,529
Audit-Related Fees (1)	41,060	45,210
Tax Fees (2)	27,950	19,190
All Other Fees (3)	473,735	7,000

(1)	Consists of aggregate fees paid for audits of employee benefit plans and fees for consultations related to audit and accounting matters.

(2)	Consists of aggregate fees paid for tax compliance, planning services and related tax matters.

(3)	For 2004 this amount primarily consists of aggregate fees paid for due diligence and related services associated with a proposed joint venture transaction in China. The amount for 2003 primarily consisted of fees for establishing agreed audit procedures for certain subsidiaries.

Policy on Audit Committee Pre-Approval of the Audit and Permissible Non-Audit Services by the Independent Certified Public Accountants

      The Audit Committee has adopted a policy governing the provision of all audit and non-audit services by the Company’s independent auditors. Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent auditor, consider, and, if appropriate, pre-approve the provision of certain specific defined permitted non-audit services (“pre-approved services”). It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services.

      The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service must be presented to the Audit Committee for consideration (a) at a regular meeting, (b) at a special meeting called to consider the proposed engagement or by a unanimous written consent of the Audit Committee or (c) by the Chairperson of the Audit Committee, or another member of the Audit Committee. If permissible non-audit services are pre-approved by the Chairperson or another member of the Committee, that decision is required to be presented at the next meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to the Company by the independent auditors.

Submitted by the Audit Committee of the Board:

R. Wiley Bourne, Chairperson
William J. Armfield, IV
Donald F. Orr

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      This report of the Compensation Committee of the Board of Directors sets forth the Company’s compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.

      The Compensation Committee during fiscal year 2004 was composed of independent Directors, in accordance with the independence requirements of the New York Stock Exchange. The Compensation Committee reviews and recommends to the Board of Directors the compensation of the employee Directors as well as other executive officers of the Company. Its duties also include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other employees of the Company; and making recommendations to the full Board concerning benefit plans for the Company’s Directors, officers and employees, the granting of restricted stock and stock options under the 1999 Plan and recommending benefit programs and future objectives and goals of the Company.

IN GENERAL

      The Compensation Committee views executive compensation in three component parts: base salary; annual incentive compensation and long-term incentive compensation. The primary goals of the Compensation Committee in setting executive compensation are: (i) to ensure that the Company’s compensation program for executive officers attracts and retains qualified, talented, and highly motivated personnel, links executive compensation to corporate and individual performance, and is administered in an equitable manner; and (ii) to align the interest of the executives with those of our Shareholders and also with the Company’s performance.

      The annual and long-term incentive portions of the executive’s compensation are intended to achieve the Compensation Committee’s goal of aligning the executive’s interest with those of our Shareholders and with Company performance. These portions of an executive’s compensation are placed at risk and are linked to the accomplishment of specific results that are designated to benefit our Shareholders and the Company, both in the long and short term. As a result, during years of excellent performance, the executives are provided the opportunity to earn a higher competitive level of compensation and, conversely, in years of below average performance, their compensation may be below competitive levels.

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the Company’s executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to “covered employees,” i.e., those employees named in the “Summary Compensation Table” below, to the extent such compensation exceeds $1,000,000. Based on its review of the likely impact of Section 162(m), the Compensation Committee may in the future recommend changes to the Company’s benefit plans in order to qualify compensation paid to covered employees for such exception.

BASE SALARIES

      The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of each executive officer of the Company (including the Chief Executive Officer), evaluates each executive officer’s performance in light of these goals and objectives, and sets each executive officer’s compensation level based on this evaluation. The Compensation Committee also provides general oversight of management’s decisions concerning the performance and compensation of the other Company officers and reviews compensation ranges and compensation strategy relating to other personnel. In carrying out its duties, the Compensation Committee considers the historical practices of the Company, the officer’s leadership and advancement of the Company’s long term strategy, plans and objectives, individual performance and contribution to the Company’s success and salary levels of other executives holding similar positions in certain other textile companies. The base salary for Mr. Parke is covered by an agreement with the Company described in this Proxy Statement in the section entitled “Employment and Termination Agreements.”

ANNUAL INCENTIVE COMPENSATION

      The Company rewards executives based on each fiscal year’s results and reflects a balance between overall corporate performance and performance of the specific areas of the Company under the individual’s control. The annual cash incentive compensation, in the form of bonuses is payable based upon the achievement of predetermined, objective performance goals which are specific to each executive. In addition to the objective criteria, bonuses may also be granted based upon the subjective evaluation of the performance of the respective executive. While annual incentive compensation is based upon both Company performance as well as the achievement of individual predetermined, objective performance goals, in light of the Company’s results for fiscal 2004, the Company did not grant executive officers bonuses for fiscal 2004.

LONG-TERM INCENTIVE COMPENSATION

      The 1999 Plan was approved by the Shareholders of the Company at their 1999 Annual Meeting. The 1999 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards and performance-based awards.

      The Company also has four other stock option plans: the 1996 Incentive Stock Option Plan; the 1996 Non-Qualified Stock Option Plan; the 1992 Incentive Stock Option Plan; and the 1987 Non-Qualified Stock Option Plan. No additional options will be granted under these four option plans; however, all outstanding option grants remain in full force and effect under their respective terms.

      Stock Options — Stock options provide incentive for the creation of Shareholder value over the long term since the full benefit of an executive officer’s compensation package cannot be realized unless Company common stock appreciates in value during the term of the option. During the 2004 fiscal year, stock options for 20,000 shares of the Company’s common stock were granted to Mr. William M. Lowe, Jr., the Company’s Vice President, Chief Operating Officer and Chief Financial Officer, one of the named executive officers.

      Restricted Stock — Restricted stock is granted from time to time to executive officers, primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Compensation Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of their services. During the 2004 fiscal year, restricted stock awards for 21,500 shares were granted under the 1999 Plan to employees, of which 20,000 shares were awarded to Mr. William M. Lowe, Jr., the Company’s Vice President, Chief Operating Officer and Chief Financial Officer, one of the named executive officers.

2004 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

      Annual and long-term compensation paid to Mr. Parke as CEO of the Company during the 2004 fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. Mr. Parke’s base salary was $750,000 (as provided in his employment agreement with the Company). As described above no annual cash incentive compensation was granted to Mr. Parke during fiscal 2004 and no grants of options or restricted stock was made to Mr. Parke during the 2004 fiscal year. Options were granted to all executive officers during early fiscal 2005.

COMMITTEE’S JUDGMENT

      It is the judgment of the Compensation Committee that in fiscal 2004, and for the three fiscal years ending June 27, 2004, the total compensation to the executives was appropriate for the performance of the Company and to retain and motivate such executives in the future.

Submitted by the Compensation Committee of the Board:

Donald F. Orr, Chairman
Charles R. Carter
Sue W. Cole

EXECUTIVE OFFICERS AND THEIR COMPENSATION

      The following Summary Compensation Table shows the compensation of the Chief Executive Officer (“CEO”), our six other most highly compensated executive officers employed by the Company at the end of fiscal year 2004 and one additional executive officer who ceased to be employed with the Company during fiscal year 2004 (the “named executive officers”), for the past three fiscal years.

UNIFI, INC. SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation
					Restricted	Securities		All Other
				Other Annual	Stock	Underlying		Compensation
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards($)	Options/SARs(#)		($)(2)

Brian R. Parke	2004	$750,000	$—	$17,669	$—	—		$113,556
President, CEO and	2003	$750,000	$250,000	$10,487	$—	—		$95,019
Chairman of the Board	2002	$750,000	$2,150,241	$12,141	$—	250,000	(3)	$106,940

William M. Lowe, Jr. (4)	2004	$175,000	$75,000	$—	$129,200	20,000	(3)	$80,234
Vice President, COO and
Chief Financial Officer

Thomas H. Caudle, Jr.	2004	$223,308	$—	$2,563	$—	—		$37,711
Vice President,	2003	$220,008	$50,000	$1,411	$—	—		$25,875
Global Operations	2002	$215,007	$100,000	$1,218	$—	65,000	(3)	$27,289

Robert S. Smith, Jr. (5)	2004	$253,758	$—	$—	$—	—		$32,409
Vice President,	2003	$210,008	$50,000	$—	$—	—		$17,376
North American Operations

Benny L. Holder (5)	2004	$203,004	$—	$—	$—	—		$28,239
Vice President,	2003	$187,600	$50,000	$—	$—	—		$22,511
Information Technology
Charles F. McCoy (5)	2004	$203,004	$—	$31,170	$—	—		$24,464
Vice President, Sec.,	2003	$171,600	$50,000	$—	$—	—		$19,170
General Counsel and Corp.
Governance Officer

Willie M. Wooldridge (5)	2004	$203,004	$—	$—	$—	—		$29,119
Vice President,	2003	$137,511	$50,000	$—	$—	—		$15,782
Human Resources

Michael E. Delaney (6)	2004	$208,340	$—	$1,373	$—	—		$87,957
Vice President,	2003	$250,008	$50,000	$—	$—	—		$36,749
Commercial Operations	2002	$247,506	$150,000	$3,342	$—	115,000	(3)	$37,283

Footnotes:

(1)	As permitted by the Securities and Exchange Commission’s rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost does not exceed the lesser of (i) 10% of the sum of the amounts of salary and bonus for the named executive officer, or (ii) $50,000. The amounts reported under “Other Annual Compensation” are amounts reimbursed during the fiscal year for the payment of personal travel expenses and related tax reimbursement.

(2)	The components of the amounts shown in this column for fiscal 2004 consists of the following: (i) a director’s fee for Mr. Parke of $4,000; and (ii) the payments of insurance premiums on behalf of the listed individuals as follows: Mr. Parke — $100,384; Mr. Lowe — $41,859; Mr. Caudle — $30,284; Mr. Smith — $23,206; Mr. Holder — $20,783; Mr. McCoy — $19,850; Mr. Wooldridge — $23,120; and Mr. Delaney — $0; (iii) allocation of the Company’s contribution to the Profit Sharing Plan or Retirement Savings Plan as follows: Mr. Parke — $9,172; Mr. Lowe — $3,620; Mr. Caudle — $7,427; Mr. Smith — $9,203; Mr. Holder — $7,456; Mr. McCoy — $4,614; Mr. Wooldridge — $5,999; and Mr. Delaney — $7,598; (iv) severance pay to Mr. Delaney for 2004 in the amount of $41,667, and vacation pay to Mr. Delaney for 2004 in the amount of $38,692; and (v) relocation expenses paid on behalf of Mr. Lowe in the amount of $34,755.

(3)	Amounts in this column reflect the number of stock options granted during such fiscal year to the listed individuals.

(4)	Mr. Lowe became an executive officer of the Company during January 2004 and was paid a sign-on bonus in cash and stock at such time.

(5)	The officer became an “executive officer” during fiscal year 2003.

(6)	Mr. Delaney ceased to be employed by the Company in an executive capacity on April 30, 2004. In connection with the termination of his employment, the Company entered into a Severance Agreement with Mr. Delaney pursuant to which he will receive severance pay from the Company. See the section entitled “Employment and Termination Agreements.”

OPTION/ SAR GRANTS IN FISCAL YEAR 2004

	Individual Grants

					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options/			Price Appreciation for
	Underlying	SARs Granted	Exercise		Option Term(3)
	Options/SARs	to Employees	or Base
	Granted	in Fiscal	Price	Expiration	5%	10%
Name	(#)(1)	Year(2)	($/sh)	Date	($)	($)

William M. Lowe, Jr.	6,667	33.5%	$6.46	1/06/14	$27,086	$68,641
	6,667	33.5%	$6.85	1/06/14	$24,486	$66,040
	6,666	33.0%	$7.24	1/06/14	$21,882	$63,431

Footnotes:

(1)	Stock options granted under the 1999 Plan on January 6, 2004 are exercisable as follows: one-fifth on January 6, 2005, one-fifth on January 6, 2006, one-fifth on January 6, 2007, one-fifth on January 6, 2008 and one-fifth on January 6, 2009.

(2)	Based upon options to purchase 20,000 shares granted to all employees during fiscal year 2004.

(3)	The amounts represent assumed rates of appreciation in the price of Company common stock during the terms of the options in accordance with the rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the actual future price of the Company common stock. The 5% rate of appreciation of the $6.46, $6.85 and $7.24 exercise prices over the option term results in a pro forma price per share of $10.52. The 10% rate of appreciation of the $6.46, $6.85 and $7.24 exercise prices over the option term results in a pro forma price per share of $16.76. There is no representation that the rates of appreciation reflected in this table will be achieved.

OPTION EXERCISES AND OPTION/ SAR VALUES

      The net value realized upon the exercise in fiscal year 2004 of previously granted options and the number and value of unexercised options are shown in the following table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/ SAR VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARS		In-the-Money Options/SARs
	Shares Acquired	Value	at Year End		at Year End(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Parke	0	$0	584,506	53,631	$0	$0
Lowe	0	$0	0	20,000	$0	$0
Caudle	0	$0	102,180	15,544	$0	$0
Smith	0	$0	74,568	10,516	$0	$0
Holder	0	$0	98,400	33,100	$0	$0
McCoy	0	$0	89,680	15,544	$0	$0
Wooldridge	0	$0	43,924	15,116	$0	$0
Delaney	0	$0	170,527	0	$0	$0

Footnotes:

(1)	The fair market value of the Company’s common stock at fiscal year-end, June 27, 2004, was $2.66. No options were “in-the-money” at fiscal year end because market value was below the exercise price.

EMPLOYMENT AND TERMINATION AGREEMENTS

Agreement with Mr. Parke

      Pursuant to an employment agreement between the Company and Mr. Parke effective January 23, 2002, Mr. Parke is employed by the Company as its President and Chief Executive Officer for a rolling three (3) year term which is automatically extended on a day by day basis until such date as either the Company or Mr. Parke shall terminate the automatic extensions by providing proper notice to the other. Under the terms of the agreement, Mr. Parke will receive an annual base salary of at least $750,000, plus any other additional compensation or bonuses in the Board’s discretion. In addition, Mr. Parke is entitled to participate in any benefit plans offered to other senior executives of the Company on terms no less favorable than offered to other executives.

Agreement with Mr. Lowe

      Pursuant to an agreement between the Company and Mr. Lowe effective January 6, 2004, the Company agreed that, in the event that Mr. Lowe shall be terminated (other than in the case of a disciplinary termination), the Company will pay his base salary for a period of twelve months.

Agreement with Mr. Delaney

      Pursuant to an agreement between the Company and Mr. Delaney effective December 21, 1999, the Company agreed that, in the event that Mr. Delaney shall be terminated (other than in the case of a disciplinary termination), the Company will pay Mr. Delaney his base salary for a period of twelve months.

Severance Agreement with Mr. Delaney

      Effective April 30, 2004, the Company entered into a Severance Agreement with Mr. Delaney. The agreement provides, among other things, that Mr. Delaney will receive a total of $349,348 in severance pay, less $53,805 for repayment of certain promissory notes and $45,544 for federal and state withholding taxes relating to the repayment, leaving a net severance amount of $250,000 paid in twelve (12) equal monthly installments ending in April 2005. Mr. Delaney’s grants of shares of restricted stock which had not previously vested became fully vested as of April 30, 2004 and his stock options under Unifi, Inc.’s various Incentive Stock Option Plan and Non-Qualified Stock Option Plan Agreements were deemed modified and amended to provided that the termination date for all his stock options under the aforesaid Stock Option Agreements shall be April 30, 2005, and Mr. Delaney shall have until that date to exercise all such previously granted options, including any then unvested options. All such stock options shall be deemed and treated as non-qualified stock options.

Change of Control Agreement with Various Officers

      Effective January 23, 2002, the Company entered into Change of Control Agreements with Thomas H. Caudle, Jr., Benny L. Holder, and Charles F. McCoy, and effective on January 6, 2004, the Company entered into a Change of Control Agreement with William M. Lowe, Jr. (collectively referred to as the “Officers”). These agreements provide that if the Officer’s employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, the Officers may receive certain benefits. The present value of the benefits will be 2.99 times the Officers’ average annual taxable compensation (or base salary if such executive’s period of employment with the Company is less than one year) paid during the five (5) calendar years (or the period of such executive’s employment with the Company if the executive has been employed with the Company for less than five calendar years) preceding the change in control of the Company, limited to the amount deductible by the Company and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company’s independent certified public accountants, whose decision shall be binding upon the Company and the Officers. These benefits will be paid to the Officers over a twenty-four (24) month period. A change in control is deemed to occur if , among other things, (i) there shall be consummated any consolidation or merger of the Company or the sale of all or substantially all of the assets of the Company, (ii) the Shareholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, (iii) any person acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or (iv) if there is a change in the majority of Directors under specified conditions within a two (2) year period. The benefits under these Change of Control Agreements are contingent and therefore not reported under the Summary Compensation Table.

PERFORMANCE GRAPH — SHAREHOLDER RETURN ON COMMON STOCK

      Set forth below is a line graph comparing the cumulative total Shareholder return on the Company’s common stock with (i) the New York Stock Exchange Composite Index, a broad equity market index, and (ii) a peer group selected by the Company in good faith (the “Peer Group”), assuming in each case, the investment of $100 on June 27, 1999 and reinvestment of dividends. Including the Company, the Peer Group consists of nineteen publicly traded textile companies, including Albany International Corp., Culp, Inc., Dan River Inc., Decorator Industries, Inc., Delta Woodside Industries, Inc., The Dixie Group, Inc., FAB Industries, Inc., The Hallwood Group Incorporated, Hampshire Group, Limited, Innovo Group Inc., Interface, Inc., JPS Industries, Inc., Lyndall, Inc., Marisa Christina Incorporated, Mohawk Industries Inc., Novel Denim Holdings Limited., Quaker Fabric Corporation and Russell Corporation.

Comparison of 5-Year Cumulative Total Return*

Among Unifi, Inc., the NYSE Composite Index and a Peer Group

Company	June 1999	June 2000	June 2001	June 2002	June 2003	June 2004

Unifi, Inc.	$100.00	$67.91	$42.97	$58.92	$32.43	$14.38
NYSE Composite	$100.00	$102.67	$100.33	$85.52	$83.59	$99.70
Peer Group	$100.00	$69.76	$86.35	$130.12	$110.78	$133.85

*	$100 invested on June 27, 1999 in stock index — including reinvestment of dividends.

NEW YORK STOCK EXCHANGE

      The Company’s common stock trades on the New York Stock Exchange (NYSE) under the symbol “UFI”, with the closing price of said stock on September 10, 2004, being $2.10 per share.

INFORMATION RELATING TO THE COMPANY’S

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Pursuant to its authority, the Company’s Audit Committee will select the Company’s independent auditors for the current fiscal year at a meeting subsequent to the Annual Meeting of Shareholders. Ernst & Young LLP was selected as the Company’s independent auditors for fiscal year ended June 27, 2004. Ernst & Young, LLP has been the Company’s independent auditors since 1990. Representatives of Ernst & Young LLP will attend the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they so desire and to answer appropriate questions from Shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and any person who owns more than ten percent of the Company’s stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) reports they filed.

      To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representation that no other reports were required, all such Section 16(a) filings have been timely made during the fiscal year ended June 27, 2004.

SHAREHOLDER PROPOSALS

      The deadline for submission of Shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders is May 23, 2005. Any Shareholder proposal to be submitted at the 2005 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement), must be received by August 6, 2005, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal. Proposals which Shareholders intend to present at the Company’s 2005 Annual Meeting of Shareholders or wish to have included in the Company’s proxy materials should be sent registered, certified or express mail to Charles F. McCoy, Vice President, Secretary and General Counsel of the Company, at 7201 West Friendly Avenue, Greensboro, North Carolina, 27410.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

      The Securities and Exchange Commission has adopted rules permitting registrants to send a single set of these reports to any household at which two or more Shareholders reside if the registrant believes they are members of the same family. Each Shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information Shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Company common stock. If your family has multiple accounts by which you hold Company common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of this Proxy Statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

ANNUAL REPORT

      The 2004 Annual Report on Form 10-K of the Company, including financial statements, accompanies this Proxy Statement. Upon written request, the Company will provide without charge to any Shareholder of record or beneficial owner of common stock a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 27, 2004, including financial statements, filed with the SEC. Any such request should be directed to William M. Lowe, Jr., the Company’s Vice President, Chief Operating Officer and Chief Financial Officer, at 7201 W. Friendly Avenue, Greensboro, North Carolina, 27410.

OTHER MATTERS

      The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors

Charles F. McCoy
Vice President, Secretary & General Counsel

Greensboro, North Carolina
September 20, 2004

APPENDIX A

UNIFI, INC.

Audit Committee Charter
(as amended as of July 22, 2004)

      1.     Purpose. The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) shall be to discharge the Board’s responsibility relating to the oversight of: (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the outside auditor’s independence and qualifications, and (iv) the performance of the Company’s internal audit function and outside auditors. The Committee also is responsible for overseeing the preparation of the report of the Committee required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual Proxy Statement.

      2.     Membership.

      A. Size. The Committee shall consist of not less than three (3) nor more than five (5) directors of the Company, with the specific number of members to be designated by the Board.

      B. Independence and other Requirements. The members of the Committee shall meet the independence, financial literacy and accounting or related financial management expertise requirements of the SEC and the New York Stock Exchange or any other exchange on which shares of the Company’s Common Stock are traded, which are in effect from time to time, as determined by the Board. Ordinarily, at least one member of the Committee should meet the SEC’s definition of an “audit committee financial expert.” No Committee member may simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such Committee member to serve on the Committee and the Company discloses such determination in the Company’s proxy statement.

      C. Appointment of Members. Committee members and the Chairperson of the Committee shall be appointed by the Board, under the advice of the Corporate Governance and Nominating Committee. Each member and the Chairperson shall serve at the pleasure of the Board and for such term or terms as the Board shall determine.

      3.     Meetings.

      A. Number of Meetings. The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee will meet at such times as shall be determined by the Chairperson, or upon the request of any two members of the Committee.

      B. Agenda for Meetings. The Chairperson of the Committee shall set the agenda for each Committee meeting. At the request of the Chairperson, written materials pertinent to the Committee’s review and consideration of agenda items shall be distributed by the appropriate management personnel to the Committee members in advance of each meeting.

      C. Quorum for Meetings. A majority of the members will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.

      D. Telephonic Meetings; Consent in Lieu of Meetings. The Committee may meet by telephone or videoconference, and may take action by unanimous written consent of its members.

      4.     Statement of Policy. The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the Shareholders, potential Shareholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual outside audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the committee, the outside auditors, and management of the Company. In carrying out its responsibilities the Committee will meet separately, periodically, with management, the internal auditors and the outside auditors. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall have the authority and access to Company resources sufficient to retain, compensate and terminate outside counsel and other outside advisors as it determines appropriate to assist the Committee in the performance of its functions.

      5.     Responsibilities. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and Shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Committee will:

A. Review Procedures.

1. Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

a. Significant financial reporting issues and judgments identified by management or the outside auditor and made in connection with the preparation of the Company’s financial statements;

b. Major issues identified by management or the outside auditor regarding the Company’s accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management;

c. Matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

d. Audit problems or difficulties encountered and raised by the outside auditor in the course of the audit work and reported by the outside auditor to the Committee, including restrictions on the scope of activities or access to required personnel or information, and disagreements with management; and

e. Principles of accounting proposed or promulgated by regulatory accounting authorities and brought to the attention of the Committee.

2. In consultation with the management and the outside auditors, consider the integrity of the Company’s financial reporting processes and controls and consult concerning the Company’s internal controls, including any significant deficiencies and significant changes in internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the outside auditors and the internal auditing department together with management’s responses.

3. Review the annual audited financial statements and quarterly financial statements, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the outside auditor.

4. Review with management and the outside auditors the Company’s quarterly financial results and the Company’s quarterly financial statements and from time to time, discuss generally the presentation and types of information included in the earnings press releases, and, if applicable, financial information and earnings guidance provided to analysts and rating agencies.

5. Review the audited financial statements and recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

6. Review and discuss with management and the outside auditor, as appropriate, the responsibilities, budget, significant findings and staffing of the Company’s internal audit function.

7. Review and assess annually the Committee’s performance of the duties specified in this Charter and the adequacy of this Charter and recommend any proposed changes to the Corporate Governance and Nominating Committee of the Board.

B. Outside Auditors.

8. Annually retain, evaluate and, if appropriate, terminate and replace the Company’s outside auditor. The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditor. The Committee shall approve in advance the engagement of the outside auditor, including audit engagement fees and the overall terms of services to be provided. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.

9. Pre-approve any permitted non-audit services to be performed by the outside auditor.

10. Annually obtain and review a report from the outside auditor describing all relationships between the outside auditor and the Company. The Committee shall consider, at least annually, the independence of the outside auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor’s independence. The Committee should review and discuss with the outside auditor all significant relationships they have with the Company that could impair the auditor’s independence.

11. Annually obtain and review a report by the outside auditor describing the auditor’s internal quality control procedures, any material issues raised by its most recent internal quality control review or peer review, and any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more outside audits carried out by the audit firm and any steps taken to deal with any such issues.

12. Establish policies for the hiring of employees and former employees of the outside auditor.

13. Review the outside auditor’s audit plan — discuss scope, staffing, locations, reliance upon management, and general audit approach.

14. Consider the outside auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

C. Legal Compliance.

15. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

D. Other Committee Responsibilities.

16. Establish procedures for and periodically receive reports regarding (a) the receipt, retention, validation and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17. Annually prepare a report to Shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

18. Review annually management’s programs regarding adherence to and the distribution of any code of business conduct or ethics policy adopted by the Company in compliance with SEC or NYSE requirements. The Committee shall receive reports of violations of, and review and either approve or disapprove any request for waiver of, such policies by any director, executive officer and the principal accounting officer.

19. Review financial and accounting personnel succession planning within the company.

20. Annually review a summary of Directors’ and Officers’ related party transactions and potential conflicts of interest.

21. Perform any other activities consistent with this Charter, the Company’s By-Laws, and governing law, as the Committee or the Board deems necessary or appropriate.

      6.     General Provisions.

A. Restrictions. In the performance of its responsibilities, the Committee shall be subject to the Certificate of Incorporation and By-Laws of the Company, as amended from time to time, together with all other relevant provisions of the New York Corporation Law, as amended, and all applicable rules and regulations of the United States Securities and Exchange Commission or any exchange on which shares of the Company’s Common Stock are traded.

B. Reports. The Chairperson of the Committee shall (i) see that minutes and appropriate records of all meetings of the Committee are kept, and (ii) deliver a summary of key actions of the Committee to the Board.

C. Changes. This Charter shall not be amended or modified without the approval of the Board. This Charter shall be reviewed at least annually by the Committee to assess the Committee’s performance of its responsibilities hereunder and to determine if changes should be made to this Charter.

D. Delegation. Except as otherwise prohibited, the Committee may delegate its responsibilities to subcommittees or individuals, as the Committee may deem appropriate in its sole discretion.

UNIFI, INC.

ANNUAL MEETING, OCTOBER 21, 2004

PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND

RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

UNIFI, INC.

C/O WACHOVIA BANK, N.A.
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NORTH CAROLINA 28254-3556

▼ FOLD AND DETACH HERE ▼

The undersigned hereby appoints William M. Lowe, Jr. and Charles F. McCoy, or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the Company’s corporate headquarters at 7201 West Friendly Avenue, in Greensboro, North Carolina, on Thursday, October 21, 2004, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:

PROPOSAL NO. 1 — To elect the eight (8) Directors listed below to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: William J. Armfield, IV, R. Wiley Bourne, Jr., Charles R. Carter, Sue W. Cole, J.B. Davis, Kenneth G. Langone, Donald F. Orr, Brian R. Parke

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

UNIFI, INC.

ANNUAL MEETING, OCTOBER 21, 2004

PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND

RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

UNIFI, INC.

C/O WACHOVIA BANK, N.A.

PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NORTH CAROLINA 28254-3556

▼ FOLD AND DETACH HERE ▼

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTOR SPECIFIED IN PROPOSAL NO. 1, UNLESS A CONTRARY CHOICE IS SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September 20, 2004, and the Proxy Statement furnished therewith.

         Dated this ______ day of _____________________, 2004.

__________________________________(SEAL)
__________________________________(SEAL)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.